Exhibit 99.1

RGA Announces Reinsurance Transaction with Equitable Holdings

ST. LOUIS, Feb. 24, 2025 – Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global life and health reinsurer, today announced it has entered into an agreement with Equitable Holdings, Inc. (NYSE: EQH, ”Equitable”) to reinsure a diversified block of life insurance products and expand their strategic partnership.

•	RGA to reinsure $32 billion of a diversified mix of life insurance products

•	RGA expects to deploy $1.5 billion of capital at closing into this reinsurance transaction

•	Priced with attractive returns within RGA’s target range

•	Expected to meaningfully contribute to adjusted operating EPS

•	Broadens RGA’s relationship with Equitable across underwriting, product development, distribution, and investment management

“We are very excited about the partnership we have created with Equitable,” said Ron Herrmann, Executive Vice President, Head of the Americas, RGA. “This transaction affirms our ability to execute on large in-force opportunities and demonstrates RGA’s unique ability to support clients’ new business efforts with product underwriting and biometric expertise. This partnership is an example of our capacity to provide creative solutions and technical expertise that support both sides of the balance sheet, and it is a prime example of how the execution of our Creation Re strategy can address our clients’ current and future needs.”

RGA’s legacy of diligent risk management and world-class underwriting and biometric expertise has positioned the company to deliver sophisticated risk solutions. The transaction is well aligned to RGA’s existing asset and liability enterprise risk profile.

“Our strong financial position enables us to capitalize on this opportunity with Equitable, and the transaction is expected to meaningfully contribute to RGA’s earnings per share, with anticipated attractive returns on capital,” said Axel André, Executive Vice President, Chief Financial Officer, RGA. “We anticipate raising capital in connection with this transaction through the issuance of long-term debt, and we expect to continue to be in a position to execute on other attractive opportunities in our pipeline, while maintaining prudent capital management.”

Key Transaction Details

RGA is reinsuring 75% of Equitable’s in-force life insurance liabilities. The block includes approximately $18 billion of general account reserves and $14 billion of separate account reserves. RGA expects to deploy $1.5 billion of capital at closing into this reinsurance transaction, based on expected required capital to support the block.

RGA expects this transaction to contribute approximately $70 million of adjusted operating income before taxes in 2025, based on an assumed mid-year effective date. Adjusted operating income before tax is expected to increase to $160—$170 million in 2026, and over time to approximately $200 million per annum, with earnings contribution expected to benefit from repositioning a portion of the asset portfolio transferred as part of the transaction to better align to RGA’s asset strategy.

RGA expects to finance the transaction using excess capital, and, subject to market conditions and other factors, proceeds from a potential debt financing.

Equitable will continue to provide direct policyholder administration and support.

The transaction is expected to close in mid-2025, subject to customary closing conditions including regulatory approvals.

Goldman, Sachs & Co. LLC served as financial advisor to RGA, and Clifford Chance US LLP served as legal counsel in the transaction.

Conference Call Information

RGA will host a conference call to discuss the transaction beginning at 9 a.m. Eastern Time on Monday, February 24. Interested parties may access the call by dialing 1-844-481-2753 (412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. Participants are asked to call the assigned number approximately 15 minutes before the conference call begins. A live audio webcast of the conference call will be available on the Investors page of RGA’s website, www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

Reinsurance Transaction Presentation

The presentation to be used during the conference call will be available on the “Investors” page of RGA’s website, www.rgare.com.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $3.9 trillion of life reinsurance in force and assets of $118.7 billion as of December 31, 2024.

Non-GAAP Financial Measures

RGA is unable to provide a reconciliation of the expected impact of the reinsurance transaction on adjusted operating income before taxes in 2025 and in future years, a forward-looking non-GAAP financial measure, due to, among other things, that these expectations are a composite of RGA’s goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. These expectations are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of RGA, and are based upon various assumptions, which are subject to change. Actual results will vary, and those variations may be material. For a discussion of some of the important factors that could cause these variations, please review the risk factors set forth in “Risk Factors” in Part I, Item 1A of RGA’s Annual Report on Form 10-K for the year ended December 31, 2024. Nothing in this press release should be regarded as a representation by any person that these expectations will be achieved, and RGA undertakes no duty to update any such expectations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security of RGA, nor shall there be any sale any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to expectations with respect to the anticipated financial impact of the reinsurance transaction, as well as statements related to the anticipated financing of the reinsurance transaction. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes, (28) our ability to complete the reinsurance transaction discussed in this press release on a timely basis or at all, including as a result of the failure to satisfy any closing conditions, including those related to regulatory approvals, or, if the reinsurance transaction is completed, to achieve the expected financial and other benefits of such reinsurance transaction, and (29) other risks and uncertainties described in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this press release and described in the Company’s filings with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in our other periodic and current reports filed with the SEC.

FOR MORE INFORMATION:

Jeff Hopson

Senior Vice President, Investor Relations

636-736-2068

jhopson@rgare.com

Lynn Phillips

Vice President, Corporate Communications

636-736-2351

lphillips@rgare.com

Lizzie Curry

Executive Director, Public Relations

636-736-8521

lizzie.curry@rgare.com